U.S. SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                              FORM 10

            GENERAL FORM FOR REGISTRATION OF SECURITIES

                Pursuant to Section 12(b) or (g) of
              the Securities Exchange Act of 1934



                  HARDWOOD ACQUISITION CORPORATION
                  -----------------------------
      (Exact name of registrant as specified in its charter)



 Delaware
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(State or other jurisdiction         (I.R.S. Employer Identification
of incorporation or organization)          No.)


            9454 Wilshire Boulevard, Suite 612
              Beverly Hills, California 90212
 ------------------------------------------------------------
(Address of principal executive offices )  (Zip Code)


Registrant's telephone number, including area code:     202/387-5400
				Fax Number:		949/673-4525

Securities to be registered
   pursuant to Section 12(b) of the Act:              None

Securities to be registered
    pursuant to Section 12(g) of the Act:             Common Stock,
                                                     $0.0001 Par Value
                                                     (Title of class)


Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer               Accelerated filer
Non-accelerated filed                 Smaller reporting company  X

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ITEM 1.  BUSINESS.

      Hardwood Acquisition Corporation ("Hardwood") was incorporated on December 13, 2011 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Hardwood has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders and filing this registration statement. Hardwood has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

     The president of Hardwood is the president, director and shareholder of Tiber Creek Corporation. Tiber Creek Corporation assists companies in becoming public reporting companies and with introductions to the financial community. To become a public company, Tiber Creek Corporation may recommend that a company file a registration statement, most likely on Form S-1, or alternatively that a company first effect a business combination with Hardwood and then subsequently file a registration statement. A company may choose to effect a business combination with Hardwood before filing a registration statement as such method may be an effective way to obtain exposure to the brokerage community.

     Tiber Creek will typically enter into an agreement with the target company for assisting it to become a public reporting company and for the preparation and filing of a registration statement and the introduction to brokers and market makers. The target company pays Tiber Creek Corporation for such services. Such services include, if appropriate, the use of Hardwood. Hardwood will only be used as part of such process and is not offered for sale. If the target company chooses to enter into business combination with Hardwood, the registration statement will be prepared after such business combination. The terms of a business combination may provide for redemption of all or part of their stock in Hardwood, usually at par.

     A combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended.

     No assurances can be given that Hardwood will be successful in locating or negotiating with any target company.

     Hardwood has not generated revenues and has no income or cash flows from operations since inception. The continuation of Hardwood as a going concern is dependent upon financial support from its stockholders, its ability to obtain necessary equity financing to

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continue operations, to successfully locate and negotiate with a business entity for the combination of that target company with Hardwood . Tiber Creek Corporation will pay all expenses incurred by Hardwood until a business combination is effected, without repayment. There is no assurance that Hardwood will ever be profitable.

Aspects of a Reporting Company

     There are certain perceived benefits to being a reporting company. These are commonly thought to include the following:

 +    increased visibility in the financial community;
 +    compliance with a requirement for admission to quotation on the OTC Bulletin Board;
 +    the facilitation of borrowing from financial institutions;
 +    increased valuation;
 +    greater ease in raising capital;
 +    compensation of key employees through stock options for
          which there may be a market valuation;
 +    enhanced corporate image.

     There are also certain perceived disadvantages to being a reporting company. These are commonly thought to include the following:

 +    requirement for audited financial statements;
          required publication of corporate information;
 +    required filings of periodic and episodic reports with the
          Securities and  Exchange Commission;
 +    increased rules and regulations governing management,
          corporate  activities and shareholder relations.

Comparison with Direct Public Offering

     Certain private companies may find the use of a business combination with a public reporting company prior to filing its initial public offering attractive for several reasons including:

      +    easier to obtain an underwriter;
      +    establishment of a public record and public filings for use with
		FINRA application;
      +    possible delays in the public offering process;
      +    greater visibility to the financial community.

     Certain private companies may find a business combination less attractive than an initial public offering of their securities. Reasons for this may include the following:

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      +    no investment capital raised through a business combination;
      +    no underwriter support of trading;
      +    increased expenses for meeting reporting requirements.

Potential Target Companies

     Business entities, if any, which may be interested in a combination with Hardwood may include the following:

 +    a company for which a primary purpose of becoming public is the use  of its securities for the acquisition of assets
          or businesses;
 +    a company which is unable to find an underwriter of its
          securities or is unable to find an underwriter of securities on terms acceptable to it;
 +    a company which wishes to become public with less dilution of its  securities than would occur upon an underwriting;
 +    a company which believes that it will be able to obtain
          investment capital on more favorable terms after it has
          become public;
 +    a foreign company which may wish an initial entry into the
          United  States securities market;
 +    a special situation company, such as a company seeking a
          public market  to satisfy redemption requirements under
          a qualified Employee Stock Option Plan;
 +    a company seeking one or more of the other perceived
          benefits of  becoming a public company.

     A business combination with a target company will normally involve the transfer to the target company of the majority of the issued and outstanding common stock of Hardwood and the substitution by the target company of its own management and board of directors.

     No assurances can be given that Hardwood will be able to enter into any business combination, as to the terms of a business combination, or as to the nature of a target company.

     The proposed business activities described herein classify Hardwood as a "blank check" company. The Securities and Exchange Commission and certain states have enacted statutes, rules and regulations limiting the public sale of securities of blank check companies. Hardwood will not make any efforts to cause a market to develop in its securities until such time as Hardwood has successfully implemented a business combination and it is no longer classified as a blank check company.

     Hardwood is voluntarily filing this registration statement with the Securities and Exchange Commission and is under no obligation to do so

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under the Exchange Act. Hardwood will continue to file all reports required of it under the Exchange Act until a business combination has occurred. A business combination will normally result in a change in control and management of Hardwood. Since a principal benefit of a business combination with Hardwood would normally be considered its status as a reporting company, it is anticipated that Hardwood will continue to file reports under the Exchange Act following a business combination. No assurance can be given that this will occur or, if it does, for how long.

     James Cassidy is the president and a director of Hardwood and the sole officer, shareholder and director of Tiber Creek Corporation, which is a 50% shareholder of Hardwood. James McKillop is the vice president and a director of Hardwood and the sole manager and member of MB Americus LLC which is a 50% shareholder of Hardwood.

     Hardwood has no employees nor are there any other persons than Mr. Cassidy and Mr. McKillop who devote any of their time to its affairs. All references herein to management of Hardwood are to Mr. Cassidy and Mr. McKillop. The inability at any time of either of these individuals to devote sufficient attention to Hardwood could have a material adverse impact on its operations.

Glossary

"Blank check" company          As used herein, a "blank check" company
                               is a development stage company that has
                               no specific business plan or purpose or
                               has indicated that its business plan is
                               to engage in a merger or acquisition with an unidentified company or companies.

Business combination           Normally a merger, stock-for-stock  or
                               stock-for-assets exchange with the target company or the shareholders of the target company.

Hardwood or                    The corporation whose common stock is the
the Registrant                 subject of  this registration statement.

Exchange Act                   The Securities Exchange Act of 1934, as
                               amended.

Securities Act                 The Securities Act of 1933, as amended.


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ITEM 1A.  RISK FACTORS

   The business of Hardwood is subject to numerous risk factors, including the following:

   Hardwood has no operating history nor revenue with minimal assets and operates at a loss and its continuation as a going concern is dependent uponsupport from its stockholders or obtaining additional capital.

     Hardwood has had no operating history nor any revenues or earnings from operations. Hardwood has no significant assets or financial resources. Hardwood has not generated revenues and has no income or cash flows from operations since inception. Hardwood has sustained losses to date and will, in all likelihood, continue to sustain expenses without corresponding revenues, at least until the consummation of a business combination.

     The continuation of Hardwood as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, successfully locating and negotiate with a business entity for the combination of that target company with Hardwood. Tiber Creek Corporation, a company affiliated with management, will pay all expenses incurred by Hardwood until a business combination is effected, without repayment. There is no assurance that Hardwood will ever be profitable.

 Company has only two directors, officers and shareholders

     The only officers and directors of Hardwood are James Cassidy and James McKillop. Because management consists of only these two persons, Hardwood does not benefit from multiple judgments that a greater number of directors or officers would provide. Hardwood will rely completely on the judgment of its officers and directors when selecting a target company. Mr. Cassidy and Mr. McKillop anticipate devoting only a limited amount of time to the business of Hardwood. Neither Mr. Cassidy nor Mr. Mr. McKillop has entered into written employment agreements with Hardwood and they are not expected to do so. Hardwood has not obtained key man life insurance on either officer or director. The loss of the services of either Mr. Cassidy or Mr. McKillop could adversely affect development of the business of Hardwood and its likelihood of commencing operations.

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 Conflicts of interest.

     Mr. Cassidy, the president of Hardwood, participates in other business ventures which may compete directly with Hardwood. Additional conflicts of interest and non-arms length transactions may also arise in the future. The terms of a business combination may include such terms as Tiber Creek Corporation providing services to Hardwood after a business combination. Such services may include the preparation and filing of a registration statement to allow the public trading of Hardwood's securities and the introduction to brokers and market makers. Such benefits may influence management's choice of a target company. The certificate of incorporation of Hardwood provides that Hardwood may indemnify officers and/or directors of Hardwood for liabilities, which can include liabilities arising under the securities laws. Assets of Hardwood could be used or attached to satisfy any liabilities subject to such indemnification.

   The proposed operations of Hardwood are speculative.

     The success of the proposed business plan of Hardwood will depend to a great extent on the operations, financial condition and management of the identified target company. While business combinations with entities having established operating histories are preferred, there can be no assurance that Hardwood will be successful in locating candidates meeting such criteria. The decision to enter into a business combination will likely be made without detailed feasibility studies, independent analysis, market surveys or similar information which, if Hardwood had more funds available to it, would be desirable. In the event Hardwood completes a business combination the success of its operations will be dependent upon management of the target company and numerous other factors beyond the control of Hardwood. There is no assurance that Hardwood can identify a target company and consummate a business combination.

The Company will seek only one business combination and as such there is no diversification of investment.

   The purpose of Hardwood is to seek, and acquire an interest in a business entity which desires to seek the perceived advantages of a corporation which has a class of securities registered under the Exchange Act. Hardwood may participate in a business venture of virtually any kind or nature and it will not restrict its search to any specific business, industry, or geographical location. Management anticipates that Hardwood will be able to participate in only one potential business venture because Hardwood has nominal assets and limited financial resources. This lack of diversification should be considered a substantial risk to the shareholders of Hardwood because it will not permit
Hardwood to offset potential losses from one venture against gains from another.

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Possible classification as a penny stock.

     In the event that a public market develops for the securities of Hardwood following a business combination, such securities may be classified as a penny stock depending upon their market price and the manner in which they are traded. The Securities and Exchange
Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock", for purposes relevant to Hardwood, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share whose securities are admitted to quotation but do not trade on the Nasdaq Capital Market or on a national securities exchange. For any transaction involving a penny stock, unless exempt, the rules require delivery by the broker of a document to investors stating the risks of investment in penny stocks, the possible lack of liquidity, commissions to be paid, current quotation and investors' rights and remedies, a special suitability inquiry, regular reporting to the investor and other requirements.

      There is a scarcity of and competition for business opportunities and combinations.

     Hardwood is and will continue to be an insignificant participant in the business of seeking mergers with and acquisitions of business entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be merger or acquisition target candidates for Hardwood. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than Hardwood and, consequently, Hardwood will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, Hardwood will also compete with numerous other small public companies in seeking merger or acquisition candidates.

      There is no agreement for a business combination and no minimum requirements for business combination.

     Tiber Creek is continually in discussion with various entities who are considering the use of a reporting company as part of the process of going public. As of the date of this registration statement, Hardwood has no current arrangement, agreement or understanding with respect to engaging in a business combination with a specific entity. When, if at all, Hardwood enters into a business combination it will file the required reports with the Securities and Exchange Commission. There can be no assurance that Hardwood will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. No particular industry or specific business within an industry has been selected for a target company. Hardwood has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a target company to have achieved, or without which Hardwood would not consider a business combination with such business entity. Accordingly,

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Hardwood may enter into a business combination with a business entity having no significant operating history, losses, limited or no potential for immediate earnings, limited assets, negative net worth or other negative characteristics. There is no assurance that Hardwood will be able to negotiate a business combination on terms favorable to Hardwood.

   Reporting requirements may delay or preclude acquisition.

     Pursuant to the requirements of Section 13 of the Exchange Act, Hardwood is required to provide certain information about significant acquisitions including audited financial statements of the acquired company. Obtaining audited financial statements is the economic responsibility of the target company. The additional time and costs that may be incurred by some potential target companies to prepare such financial statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by Hardwood.
Prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

 Notwithstanding a target company's agreement to obtain audited financial statements within the required time frame, such audited financial statements may not be available to Hardwood at the time of entering into an agreement for a business combination. In cases where audited financial statements are unavailable, Hardwood will have to rely upon information that has not been verified by outside auditors in making its decision to engage in a transaction with the business entity. This risk increases the prospect that a business combination with such a target company might prove to be an unfavorable one for Hardwood.

   Regulation under Investment Company Act.

     In the event Hardwood engages in business combinations which result in Hardwood holding passive investment interests in a number of entities, Hardwood could be subject to regulation under the Investment Company
Act of 1940. Passive investment interests, as used in the Investment Company Act, essentially means investments held by entities which do not provide management or consulting services or are not involved in the business whose securities are held. In such event, Hardwood would be required to register as an investment company and could be expected to incur significant registration and compliance costs. Hardwood has obtained no formal determination from the Securities and Exchange Commission as to the status of Hardwood under the Investment Company
Act of 1940. Any violation of such Act could subject Hardwood to material adverse consequences.

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   Probable change in control and management.

     A business combination involving the issuance of the common stock of Hardwood will, in all likelihood, result in shareholders of a target company obtaining a controlling interest in Hardwood. As a condition of the business combination agreement, the shareholders of Hardwood may agree to sell, transfer or retire all or a portion of their stock of Hardwood to provide the target company with all or majority control.
The resulting change in control of Hardwood will likely result in removal of the present officers and directors of Hardwood and a corresponding reduction in or elimination of their participation in the future affairs of Hardwood.

   Possible change in value of shares upon business combination.

     A business combination normally will involve the issuance of a significant number of additional shares. Depending upon the value of the assets acquired in such business combination, the per share value of the common stock of Hardwood may increase or decrease, perhaps significantly.

Federal and state tax consequences will, in all likelihood, be major considerations in any business combination Hardwood may undertake.

     Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. Hardwood intends to structure any business combination so as to minimize the federal and state tax consequences to both Hardwood and the target company; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction.

   Any potential acquisition or merger with a foreign company may create additional risks.

      If Hardwood enters into a business combination with a foreign concern it will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, capital investment,

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resource self-sufficiency, balance of payments positions, and in other respects. Any business combination with a foreign company may result in control of Hardwood by individuals who are not resident in the United States and in assets which are located outside the United States, either of which could significantly reduce the ability of the shareholders to seek or enforce legal remedies against Hardwood.

ITEM 2.  FINANCIAL INFORMATION

PLAN OF OPERATION.

     Hardwood has had no operating history nor any revenues or earnings from operations. Hardwood has no significant assets or financial resources. The Company has not generated revenues and has no income or cash flows from operations since inception. Hardwood has sustained losses to date and will, in all likelihood, continue to sustain expenses without corresponding revenues, at least until the consummation of a business combination.

     The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, successfully locating and negotiate with a business entity for the combination of that target company with Hardwood. Tiber Creek Corporation, a company affiliated with management, will pay all expenses incurred by Hardwood until a business combination is effected, without repayment although no loan agreement or other contract has been entered into regarding such payment by Tiber Creek.

     There is no assurance that Hardwood will ever be profitable.

     Hardwood has no operations nor does it currently engage in any business activities generating revenues. Hardwood's principal business objective for the following 12 months is to achieve a business combination with a target company.

     Hardwood anticipates that during the 12 months following the date of this registration statement, it will incur costs related to (i) filing reports as required by the Securities Exchange Acct of 1934, including accounting fee and (ii) payment of annual corporate fees. It is anticipated that such expenses will not exceed $5,000 although Tiber Creek has not set a limit on the amount of expenses it will pay on behalf of Hardwood. Tiber Creek Corporation will pay all expenses of the Company without repayment until such timeas a business combination is effected.

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Search for Target Company

     Tiber Creek Corporation will supervise the search for target companies as potential candidates for a business combination.

     Tiber Creek Corporation has entered, and anticipates that it will enter, into agreements with consultants to assist it in locating a target company and may share stock received by it or an affiliate in Hardwood with, or grant options on such stock to, such referring consultants and may make payment to such consultants from its own resources. There is no minimum or maximum amount of stock, options, or cash that Tiber Creek Corporation may grant or pay to such consultants. Tiber Creek
Corporation is solely responsible for the costs and expenses of its activities in seeking a potential target company, including any agreements with consultants, and Hardwood has no obligation to pay any costs incurred or negotiated by Tiber Creek Corporation.

     Tiber Creek Corporation may seek to locate a target company through solicitation. Such solicitation may include newspaper or magazine advertisements, mailings and other distributions to law firms, accounting firms, investment bankers, financial advisors and similar persons, the use of one or more web sites and similar methods. Tiber Creek Corporation may utilize consultants in the business and financial communities for referrals of potential target companies. However, there is no assurance that Tiber Creek Corporation will locate a target company for a business combination.

     In addition, the officers and directors of Hardwood will seek to locate a target company. It is anticipated that those officers and directors will attempt to locate target companies through the use of contacts and introductions from persons known to them.

     Once a target company is located, the board of directors of Hardwood will determine whether to enter into a business combination with such target. The directors of Hardwood are also its only shareholders and will be provided with the information necessary to determine whether to enter into such a business combination.

     Tiber Creek Corporation may provide assistance to target companies incident to and following a business combination, and receive payment for such assistance from target companies.

Management of Hardwood

     Hardwood has no full time employees. James Cassidy and James McKillop are the officers and directors of Hardwood and its indirect beneficial shareholders. Mr. Cassidy, as president of Hardwood, and Mr. McKillop as vice president, will allocate a limited portion of time to the activities of Hardwood without compensation. Potential conflicts may arise with respect to the limited time commitment by management and the potential demands of the activities of Hardwood.

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     The amount of time spent by Mr. Cassidy or Mr. McKillop on the activities of Hardwood is not predictable. Such time may vary widely from an extensive amount when reviewing a target company and effecting a business combination to an essentially quiet time when activities of management focus elsewhere. It is impossible to predict the amount of time that will actually be required to spend to review suitable target companies.

General Business Plan

     The purpose of Hardwood is to seek, investigate and, if such investigation warrants, effect a business combination with a business entity which desires to seek the perceived advantages of a corporation which has a class of securities registered under the Exchange Act. Hardwood will not restrict its search to any specific business, industry, or geographical location and Hardwood may participate in a business venture of virtually any kind or nature. Management anticipates that it will be able to participate in only one potential business venture because Hardwood has nominal assets and limited financial resources. This lack of diversification should be considered a substantial risk to the shareholders of Hardwood because it will not permit Hardwood to offset potential losses from one venture against gains from another.

     Hardwood may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes.

     The most likely target companies are those seeking the perceived benefits of a reporting corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, increasing the opportunity to use securities for acquisitions, providing liquidity for shareholders and other factors.

     Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities difficult and complex.

     Hardwood has, and will continue to have, no capital with which to provide the owners of business entities with any cash or other assets. However, Hardwood offers owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a reporting company.

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     The analysis of new business opportunities will be undertaken by, or under the supervision of, the officers and directors of Hardwood.
In analyzing prospective business opportunities, Hardwood may consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which may be anticipated; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trades; name identification; and other relevant factors. This discussion of the proposed criteria is not meant to be restrictive of the virtually unlimited discretion of Hardwood to search for and enter into potential business opportunities.

     Hardwood is subject to the reporting requirements of the Exchange Act. Included in these requirements is the duty of Hardwood to file audited financial statements reporting a business combination which is required to be filed with the Securities and Exchange Commission upon completion of the combination.

     Because of the time required to prepare financial statements, a target company which has entered into a business combination agreement may wish to take control of Hardwood before the target company has completed its audit. Among other things, this will allow the target company to announce the pending combination through filings with the Securities and Exchange Commission which will then be available to the financial community, potential investors, and others. In such case, Hardwood will only have access to unaudited and possibly limited financial information about the target company in making a decision to combine with that company.

     Hardwood will not restrict its search for any specific kind of business entities, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its business life. It is impossible to predict at this time the status of any business in which Hardwood may become engaged, whether such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which Hardwood may offer.

     Following a business combination Hardwood may require the services of others in regard to accounting, legal services, underwritings and corporate public relations. Tiber Creek Corporation may recommend one or more underwriters, financial advisors, accountants, public relations firms or other consultants to provide such services.

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Terms of a Business Combination

     In implementing a structure for a particular business acquisition, Hardwood may become a party to a merger, consolidation, reorganization, joint venture, licensing agreement or other arrangement with another corporation or entity. On the consummation of a transaction, it is likely that the present management and shareholders of Hardwood will no longer be in control of Hardwood. In addition, it is likely that the officers and directors of Hardwood will, as part of the terms of the business combination, resign and be replaced by one or more new officers and directors.

     It is anticipated that any securities issued in any such business combination would be issued in reliance upon exemption from registration under applicable federal and state securities laws. Hardwood will likely register all or a part of such securities for public trading after the transaction is consummated. If such registration occurs, it will be undertaken by the surviving entity after Hardwood has entered into an agreement for a business combination or has consummated a business combination and Hardwood is no longer considered a blank check company. The issuance of additional securities and their potential sale into any trading market which may develop in the securities of Hardwood may depress the market value of the securities of Hardwood in the future if such a market develops, of which there is no assurance.

     While the terms of a business transaction to which Hardwood may be a party cannot be predicted, it is expected that the parties to the business transaction will desire to avoid the creation of a taxable event and thereby structure the acquisition in a tax-free reorganization under Sections 351 or 368 of the Internal Revenue Code of 1986, as amended.

     Hardwood will participate in a business combination only after the negotiation and execution of appropriate agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require certain representations and warranties of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by the parties prior to and after such closing and will include miscellaneous other terms.

     James Cassidy and James McKillop, the officers and directors of Hardwood, will provide their services without charge or repayment by Hardwood.

Undertakings and Understandings Required of Target Companies

     As part of a business combination agreement, Hardwood intends to obtain certain representations and warranties from a target company as to its conduct following the business combination. Such representations and

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warranties may include (i) the agreement of the target company to make all necessary filings and to take all other steps necessary to remain a reporting company under the Exchange Act for at least a specified period of time; (ii) imposing certain restrictions on the timing and amount of the issuance of additional free-trading stock, including stock registered on Form S-8 or issued pursuant to Regulation S and (iii) giving assurances of ongoing compliance with the Securities Act, the Exchange Act, the General Rules and Regulations of the Securities and Exchange
Commission, and other applicable laws, rules and regulations.

     A potential target company should be aware that the market price and trading volume of the securities of Hardwood, when and if listed for secondary trading, may depend in great measure upon the willingness and efforts of successor management to encourage interest in Hardwood within the United States financial community. Hardwood does not have the market support of an underwriter that would normally follow a public offering of its securities. Initial market makers are likely to simply post bid and asked prices and are unlikely to take positions in Hardwood's securities for their own account or customers without active encouragement and a basis for doing so. In addition, certain market makers may take short positions in Hardwood's securities, which may result in a significant pressure on their market price. Hardwood may consider the ability and commitment of a target company to actively encourage interest in Hardwood's securities following a business combination in deciding whether to enter into a transaction with such company.

   A business combination with Hardwood separates the process of becoming a public company from the raising of investment capital. As a result, a business combination with Hardwood normally will not be a beneficial transaction for a target company whose primary reason for becoming a public company is the immediate infusion of capital.
Hardwood may require assurances from the target company that it has or that it has a reasonable belief that it will have sufficient sources of capital to continue operations following the business combination. However, it is possible that a target company may give such assurances in error, or that the basis for such belief may change as a result of circumstances beyond the control of the target company.

Competition

     Hardwood will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than Hardwood. In view of Hardwood's combined extremely limited financial resources and limited management availability, Hardwood will continue to be at a significant competitive disadvantage compared to Hardwood's competitors.

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ITEM 3.  PROPERTIES.

     Hardwood has no properties and at this time has no agreements to acquire any properties. Hardwood currently uses the offices of Tiber Creek Corporation in Los Angeles, California, at no cost to Hardwood. Tiber Creek Corporation will continue this arrangement until Hardwood completes a business combination.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                AND MANAGEMENT.

     The following table sets forth each person known by Hardwood to be the beneficial owner of five percent or more of the common stock of Hardwood, all directors individually and all directors and officers of Hardwood as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown.

Name and Address             Amount of Beneficial
of Beneficial Owner          Ownership              Percentage of Class
------------------------     --------------------   -------------------
James Cassidy (1)                 10,000,000               50%
215 Apolena Avenue
Newport Beach, CA 92662

James McKillop (2)                10,000,000               50%
9454 Wilshire Boulevard
Beverly Hills, California 90212

All Executive Officers and        20,000,000              100%
Directors as a Group (1 Person)

     (1) As the sole shareholder, officer and director of Tiber Creek Corporation, a Delaware corporation, Mr. Cassidy is deemed to be the beneficial owner of the shares of common stock of Hardwood owned by it.

     (2) As the sole principal of MB Americus LLC, a California business entity, Mr. McKillop is deemed to be the beneficial owner of the shares of Hardwood owned by it.


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ITEM 5.  DIRECTORS AND  EXECUTIVE OFFICERS

     Hardwood has two directors and officers as follows:

Name                        Age         Positions and Offices Held

James Cassidy               76          President, Secretary, Director
James McKillop              52          Vice President, Director

     Set forth below are the name of the directors and officers of Hardwood, all positions and offices held and the business experience during at least the last five years:

    James Cassidy, Esq., LL.B., LL.M., serves as a director,
president and secretary of Hardwood. Mr. Cassidy received a Bachelor of Science in Languages and Linguistics from Georgetown University in
1960, a Bachelor of Laws from The Catholic University School of Law in 1963, and a Master of Laws in Taxation from The Georgetown University School of Law in 1968. From 1963-1964, Mr. Cassidy was law clerk to the Honorable Inzer B. Wyatt of the United States District Court for the Southern District of New York. From 1964-1965, Mr. Cassidy was law
clerk to the Honorable Wilbur K. Miller of the United States Court of Appeals for the District of Columbia. From 1969-1975, Mr. Cassidy was
an associate of the law firm of Kieffer & Moroney and a principal in the law firm of Kieffer & Cassidy, Washington, D.C. From 1975 to date, Mr. Cassidy has been a principal in the law firm of Cassidy & Associates, and its predecessors, specializing in securities law and related corporate and federal taxation matters. Mr. Cassidy also serves as President, sole director and shareholder of Tiber Creek Corporation, which is a shareholder of Hardwood. Tiber Creek also provides services to companies in assisting it them in becoming public companies and with introductions
to the financial community.   Mr. Cassidy is a member of the bars of the
District of Columbia and the State of New York, and is admitted to practice before the United States Tax Court and the United States Supreme Court. Hardwood believes Mr. Cassidy to have the business experience necessary to serve as a director of Hardwood as it seeks to enter into a business combination. As a lawyer involved in business transactions and securities matters, Mr. Cassidy has had ample experience in evaluating companies and management, understanding business plans, assisting in capital raising and determining corporate structure and objectives.

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 James McKillop serves as a director and vice president of Hardwood. Mr. McKillop began his career at Merrill Lynch. Mr. McKillop has also been involved in financial reporting and did a daily stock market update for KPCC radio in Pasadena, California. Mr. McKillop is the founder of MB Americus LLC which specializes in consulting and public relations. Mr. McKillop has provided consulting services to Tiber Creek Corporation for more than five years. Mr. McKillop has written articles for varous publications on financial matters. He has been a past member of the World Affairs Council. Mr. McKillop received his Bachelor of Arts in Economics in 1984 from the University of California at Los Angeles. With his background in financial and securities matters, Hardwood believes Mr. McKillop to have experience and knowledge that will serve Hardwood in seeking, evaluting and determining a suitable target company.

     There are no agreements or understandings for the above-named officers or directors to resign at the request of another person and the above-named officers and directors are not acting on behalf of nor will act at the direction of any other person.

Recent Blank Check Companies

     James Cassidy, the president and a director of Hardwood and James McKillop, vice president and a director of Hardwood, are involved with other existing blank check companies, and in creating additional similar companies. The initial business purpose of each of these companies was or is to engage in a business combination with an unidentified company or companies and each were or will be classified as a blank check company until completion of a business combination.

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     The information summarizes the blank check companies with which Mr. Cassidy and/or Mr. McKillop is or has been involved in the past five years which filed a registration statement on Form 10 or Form 10-SB. In most instances that a business combination is transacted with one of these companies, it is required to file a Current Report on Form 8-K describing the transaction. Reference is made to the Current Report on Form 8-K filed for any company listed below and for additional detailed information concerning the business combination entered into by that company.

     Cabinet Acquisition Corporation: Form 10-SB filed on 8/28/2000, file number 0-31398. Mr. Cassidy was the sole indirect beneficial shareholder, officer and director of the corporation. On October 8, 2009, the corporation effected a change in control with the redemption of stock and the issuance of additional stock and the election of new directors and appointment of new officers. Mr. Cassidy retained 500,000 shares and resigned from all offices and as a director.

     Canistel Acquisition Corporation. Form 10 filed on May 23, 2008, file number 000-53255. Mr. Cassidy was the sole officer and director and Mr. McKillop was an employee of the corporation. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial shareholder. On December 7, 2010, the corporation filed a form 8-K noticing the change of control effected on December 3, 2010 with redemption of 250,000 shares from each of the then two shareholders, the issuance of additional shares of common stock, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each retained 250,000 shares. Mr. Cassidy resigned from all offices and as a director and Mr. McKillop resigned as an employee. On December 3, 2010, Canistel changed its name to Opera Jet International, Ltd.

     Console Acquisition Corporation: Form 10 filed on May 23, 2008, file number 000-53257. Mr. Cassidy was the sole officer and director and Mr. McKillop was an employee of the corporation. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial shareholder. On December 22, 2009, the corporation filed a form 8-K noticing the change of control effected on December 21, 2009 with the issuance of additional shares of common stock, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each retained 250,000 shares. Mr. Cassidy resigned from all offices and as a director and Mr. McKillop resigned as an employee.

     Hightower Acquisition Corporation:  Form 10 filed on May 23,
2008, file number 000-53258. Mr. Cassidy was the sole officer and director and Mr. McKillop was an employee of the corporation. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial shareholder. On May 12, 2010, the corporation filed a form 8-K noticing the change of control effected on May 12, 2010 with redemption of 375,000 shares from each of the then two shareholders, the issuance of additional shares of common stock, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each retained 125,000 shares. Mr. Cassidy resigned from all offices and as a director and Mr. McKillop resigned as an employee. On May 12, 2010, Hightower changed its name to Adelman Enterprises, Inc.

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     Spinnet Acquisition Corporation: Form 10 filed on May 23, 2008, file number 000-53256 Mr. Cassidy was the sole officer and director and Mr. McKillop was an employee of the corporation. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial shareholder. On October 5, 2009 the corporation filed a form 8-K noticing the change of control effected on September 30, 2010 with redemption of 250,000 shares from each of the then two shareholders, the issuance of additional shares of common stock, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each retained 250,000 shares. Mr. Cassidy resigned from all offices and as a director and Mr. McKillop resigned as an employee. On September 30, 2009, Spinnet changed its name to VanHolt Group, Ltd.

     Greenmark Acquisition Corporation:  Form 10 filed on May 23,
2008, file number 000-53259. Mr. Cassidy was the sole officer and director and Mr. McKillop was an employee of the corporation. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial shareholder. On December 14, 2010 the corporation filed a form 8-K noticing the change of control effected on December 13, 2010 with the issuance of additional shares of common stock, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each retained 500,000 shares. Mr. Cassidy resigned from all offices and as a director and Mr. McKillop resigned as an employee.

	Alderwood Acquisition Corporation: Form 10 filed on October 7, 2010, file number 000-54148. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively, Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On July 20, 2011 the corporation filed a Form 8-K noticing the change of control effected July 15, 2011 with the redemption of 19,800,000 shares of the 20,000,000 shares of outstanding stock, issuance of additional shares of common stock, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 100,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation has been changed to SGreenTech Group Ltd.

	Oakwood Acquisition Corporation:  Form 10 filed on October 7,
2010, file number 000-54148. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively, Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On December 12, 2011 the corporation filed a Form 8-K noticing the change of control effected November 30, 2011 with the redemption of 19,500,000 shares of the 20,000,000 shares of outstanding stock, issuance of additional shares of common stock, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock.
Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation has been changed to Bristol
Rhace Natural Resource Corporation

	Pinewood Acquisition Corporation: Form 10 filed on October 7, 2010, file number 000-54148. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively, Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On June 1, 2011, Pinewood Acquisition Corporation filed a Form 8-K noticing the change of control effected May 25, 2011 with the redemption of an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding common stock, issuance of additional shares of common stock, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation has been changed to De Yang International Group Ltd.

	Sherwood Acquisition Corporation: Form 10 filed on October 7, 2010, file number 000-54148. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively, Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On July 22, 2011, Sherwood Acquisition Corporation filed a Form 8-K noticing the change of control effected July 20, 2011 with the redemption of an aggregate of 19,800,000 shares of the then 20,000,000 shares of of outstanding common stock, issuance of additional shares of common stock, the election of new directors and appointment of new officers.
Mr. Cassidy and Mr. McKillop each beneficially retained 100,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors.

     Beachwood Acquisition Corporation:  Form 10 filed on June 2,
2011, file number 000-54423. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively, Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On August 31, 2011 Beachwood Acquisition Corporation filed a Form 8-K noticing the change of control effected August 31, 2011 with the redemption of an aggregate of 18,500,000 shares of the then outstanding 20,000,000 shares of common stock, issuance of additional shares of common stock, the election of new directors and appointment of new officers. Mr.
Cassidy and Mr. McKillop each beneficially retained 750,000 shares of stock.  Messrs. Cassidy and McKillop each resigned from all ofices
and as directors.   The name of the corporation was changed to
BioPharma Manufacturing Solutions Inc.

	Boxwood Acquisition Corporation:  Form 10 filed on June 2,
2011, file number 000-54424. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively, Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On November 1, 2011 Boxwood Acquisition Corporation filed a Form 8-K noticing the change of control effected October 28, 2011 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock, issuance of additional shares of common stock, the election of new directors and appointment of new officers. Mr.
Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock.  Messrs. Cassidy and McKillop each resigned from all ofices
and as directors.   The name of the corporation was changed to
GreenPower International Group, Ltd.

     Cottonwood Acquisition Corporation:  Form 10 filed on June 2,
2011, file number 000-54424. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares.
On November 2, 2011 Cottonwood Acquisition Corporation filed a Form 8-K noticing the change of control effected October 30, 2011 with the redemption of an aggregate of 19,700,000 shares of the then outstanding 20,000,000 shares of common stock, issuance of additional shares of common stock, the election of new directors and appointment of new officers. Mr.
Cassidy and Mr. McKillop each beneficially retained 150,000 shares of stock.  Messrs. Cassidy and McKillop each resigned from all ofices
and as directors.   The name of the corporation was changed to
Creative Entertainment Holdings, Inc.

     Driftwood Acquisition Corporation:  Form 10 filed on June 2,
2011, file number 000-54424. Mr. Cassidy and Mr. McKillop are both directors of the corporation and serve as president and vice president, respectively, Mr. Cassidy and Mr. McKillop are the only shareholders and each is indirect beneficial owner of 10,000,000 shares.

     Moosewood Acquisition Corporation:  Form 10 filed on June 2,
2011, file number 000-54427. Mr. Cassidy and Mr. McKillop are both directors of the corporation and serve as president and vice president, respectively, Mr. Cassidy and Mr. McKillop are the only shareholders and each is indirect beneficial owner of 10,000,000 shares.

     Amberwood Acquisition Corporation: Form 10 filed on November 8, 2011, file number 000-54541. Mr. Cassidy and Mr. McKillop are both directors of the corporation and serve as president and vice president, respectively, Mr. Cassidy and Mr. McKillop are the only shareholders and each is indirect beneficial owner of 10,000,000 shares.

     Bluewood Acquisition Corporation: Form 10 filed on November 8, 2011, file number 000-54542. Mr. Cassidy and Mr. McKillop are both directors of the corporation and serve as president and vice president, respectively, Mr. Cassidy and Mr. McKillop are the only shareholders and each is indirect beneficial owner of 10,000,000 shares.

     Rosewood Acquisition Corporation: Form 10 filed on November 8, 2011, file number 000-54544. Mr. Cassidy and Mr. McKillop are both directors of the corporation and serve as president and vice president, respectively, Mr. Cassidy and Mr. McKillop are the only shareholders and each is indirect beneficial owner of 10,000,000 shares.

     Silverwood Acquisition Corporation: Form 10 filed on November 8, 2011, file number 000-54545. Mr. Cassidy and Mr. McKillop are both directors of the corporation and serve as president and vice president, respectively, Mr. Cassidy and Mr. McKillop are the only shareholders and each is indirect beneficial owner of 10,000,000 shares.

     Yellowwood Acquisition Corporation: Form 10 filed on November 8, 2011, file number 000-54546. Mr. Cassidy and Mr. McKillop are both directors of the corporation and serve as president and vice president, respectively, Mr. Cassidy and Mr. McKillop are the only shareholders and each is indirect beneficial owner of 10,000,000 shares.


Conflicts of Interest

    The officers and directors of Hardwood have organized and expect to organize other companies of a similar nature and with a similar purpose. Consequently, there are potential inherent conflicts of interest. In addition, insofar as either Mr. Cassidy or Mr. McKillop may be engaged in other business activities, they may devote only a portion of time to the affairs of Hardwood.

    Messrs. Cassidy and McKillop are also the directors of, and sole beneficial shareholders of the following companies which have filed registration statements on Form 10 for the registration of their common stock pursuant to the Securities Exchange Act concurrently with the filing of this registration statement:

     Bentwood Acquisition Corporation
     Lightwood Acquisition Corporation
     Roundwood Acquisition Corporation
     Timberwood Acquisition Corporation

      In addition to the above listed companies, at the time of the filing of this registration statement, Mr. Cassidy and Mr. McKillop are the sole shareholders of Oakwood Acquisition Corporation which is a blank check company with a purpose similar to that of Hardwood.

     A conflict may arise with these listed blank check companies which also seek target companies. It is anticipated that target companies will be located for Hardwood and other blank check companies in chronological order of the date of filing of the Form 10 registration statement of such blank check companies with the Securities and Exchange Commission or, in the case of blank check companies with the same filing date, alphabetically, or by arbitrary selection.

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     Other blank check companies may differ from Hardwood in certain items such as place of incorporation, number of shares and shareholders, working capital, types of authorized securities, or other items. It may be that a target companymay be more suitable for or may prefer a certain blank check company other than Hardwood. In such case, a business combination might be negotiated on behalf of the more suitable or preferred blank check company.

     Mr. Cassidy and/or Mr. McKillop may become associated with additional blank check companies prior to the time that Hardwood has effected a business combination.

     Mr. Cassidy is the principal of Cassidy & Associates, a securities law firm. As such, demands may be placed on the time of Mr. Cassidy which will detract from the amount of time he is able to devote to Hardwood. Mr. Cassidy intends to devote as much time to the activities of Hardwood as required. However, should such a conflict arise, there is no assurance that Mr. Cassidy would not attend to other matters prior to those of Hardwood.

     Mr. Cassidy is the president, sole director and shareholder of Tiber Creek Corporation, which is a shareholder of Hardwood. At the time of a business combination, some or all of the shares of common stock owned by Tiber Creek Corporation may be retired by Hardwood. The amount of common stock which may be sold or continued to be owned by Tiber Creek Corporation cannot be determined at this time.

     Mr. McKillop is the manager and sole member of MB Americus LLC which is a shareholder of Hardwood. At the time of a business combination, some or all of the shares of common stock owned by MB Americus LLC may be purchased or retired by Hardwood. The amount of common stock which may be sold or continued to be owned by MB Americus cannot be determined at this time.

     The terms of a business combination may provide for a nominal payment by cash to Tiber Creek Corporation and MB Americus LLC for the retirement of all or part of the common stock of Hardwood owned by them.

Investment Company Act of 1940

     Although Hardwood will be subject to regulation under the Securities Act and the Exchange Act, management believes Hardwood will not be subject to regulation under the Investment Company Act of 1940 insofar as Hardwood will not be engaged in the business of investing or trading in securities.

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     In the event Hardwood engages in business combinations which result in Hardwood holding passive investment interests in a number of entities, Hardwood could be subject to regulation under the Investment Company Act of 1940. In such event, Hardwood would be required to register as an investment company and could be expected to incur significant registration and compliance costs. Hardwood has obtained no formal determination from the Securities and Exchange Commission as to the status of Hardwood under the Investment Company Act of 1940.
Any violation of such Act would subject Hardwood to material adverse consequences.

ITEM 6.  EXECUTIVE COMPENSATION

   The officers and directors of Hardwood do not receive any compensation for services to Hardwood, have not received such compensation in the past, and are not accruing any compensation. However, the officers and directors of Hardwood are also indirect beneficial shareholders and anticipate receiving possible benefits as beneficial shareholders if the value of the shares of Hardwood increase after a business transaction is effected as in such business transaction they will likely retain some of their shares in Hardwood and would benefit from any such increase in share value.

     Cassidy & Associates may perform legal services for Hardwood after the business combination and Mr. Cassidy is a principal of such law firm.

   No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by Hardwood for the benefit of employees.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED
         TRANSACTIONS AND DIRECTOR INDEPENDENCE.

   Hardwood has issued a total of 20,000,000 shares of common stock pursuant to Section 4(2) of the Securities Act for a total of $2,000 in cash.

    James Cassidy is president and a director of Hardwood and the sole officer, director and the shareholder of Tiber Creek Corporation, which is a 50% shareholder of Hardwood.

     James McKillop is vice president and a director of Hardwood and the sole manager and member of MB Americus LLC, which is a 50% shareholder of Hardwood.

    As the organizers and developers of Hardwood, James Cassidy and James McKillop may be considered promoters. Mr. Cassidy has provided services to Hardwood without charge consisting of preparing and filing

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the charter corporate documents and preparing this registration statement. Tiber Creek Corporation, a company of which Mr. Cassidy is the sole director, officer and shareholder, has paid and will continue to pay all expenses incurred by Hardwood until a business combination is effected, without repayment. Tiber Creek is a shareholder of Hardwood and may receive benefits in the future if the company is able to effect a business combination beneficial to the company.

   Hardwood is not currently required to maintain an independent director as defined by Rule 4200 of the Nasdaq Capital Market nor does it anticipate that it will be applying for listing of its securities on an exchange in which an independent directorship is required. It is likely that neither Mr. Cassidy nor Mr. McKillop would not be considered independent directors if it were to do so.

ITEM 8.    LEGAL PROCEEDINGS

        There is no litigation pending or threatened by or against Hardwood.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

        (a) Market Price. There is no trading market for Hardwood's common stock and there has been no trading market to date. There is no assurance that a trading market will ever develop or, if such a market
does develop, that it will continue.   There is no common stock or other
equity subject to any outstanding options or warrants or any securities convertible into common stock of Hardwood nor is any common stock currently being publicly offered by Hardwood. At the time of this registration, no shares issued by Hardwood are available for sale pursuant to Rule 144 promulgated pursuant to the Rules and Regulations of the Securities and Exchange Commission but after the requisite holding period, the shareholders of Hardwood could offer their shares for sale pursuant to such rule. However, all the shareholders of Hardwood are officers and directors and as such are subject to the rules governing affiliated persons for sales pursuant to Rule 144.

        (b) Holders. The issued and outstanding shares of the common stock of Hardwood were issued to two shareholders in accordance with the exemptions from registration afforded by Section 4(2) of the Securities
Act of 1933.

        (c) Dividends. Hardwood has not paid any dividends to date, and has no plans to do so in the immediate future. Hardwood presently intends to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends prior to a business combination. Dividends, if any, would be contingent upon Hardwood's revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends would be within the discretion of Hardwood's Board of Directors.

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ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES.

        During the past three years, Hardwood has issued 20,000,000 common shares pursuant to Section 4(2) of the Securities Act of 1933 for an aggregate purchase price of $2,000:

     On December 29, 2011, Hardwood issued the following shares of its common stock:

Name                   Number of Shares      Consideration

Tiber Creek Corporation    10,000,000          $1,000
MB Americus LLC            10,000,000          $1,000


ITEM 11.  DESCRIPTION OF REGISTRANT'S  SECURITIES TO BE REGISTERED

    The authorized capital stock of Hardwood consists of 100,000,000 shares of common stock, par value $0.0001 per share, of which there are 20,000,000 issued and outstanding and 20,000,000 shares of preferred stock, par value $0.0001 per share, of which none have been designated or issued.

    The following statements relating to the capital stock set forth the material terms of the securities of Hardwood; however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

Common Stock

     Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of Hardwood, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

     Holders of common stock have no preemptive rights to purchase the common stock of Hardwood. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

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Preferred Stock

     The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Hardwood without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, Hardwood has no plans to issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

    The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.

     Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of the stockholders of Hardwood, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise. Hardwood has no present plans to issue any preferred stock.

Trading of Securities in Secondary Market

     Following a business combination, a target company will normally wish to cause Hardwood's common stock to trade in one or more United States securities markets. The target company may elect to take the steps required for such admission to quotation following the business combination or at some later time. Such steps will normally involve filing a registration statement under the Securities Act. Such registration statement may include securities held by current shareholders or offered by Hardwood, including warrants, shares underlying warrants, and debt securities.

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     In order to qualify for listing on the Nasdaq Capital Market, a company must have at least (i) net tangible assets of $4,000,000 or market capitalization of $50,000,000 or net income for two of the last three years of $750,000; (ii) public float of 1,000,000 shares with a market value of $5,000,000; (iii) a bid price of $4.00; (iv) three market makers; (v) 300 round-lot shareholders and (vi) an operating history of one year or, if less than one year, $50,000,000 in market capitalization. For continued listing on the Nasdaq Capital Market, a company must have at least (i) nettangible assets of $2,000,000 or market capitalization of $35,000,000 ornet income for two of the last three years of $500,000; (ii) a public float of 500,000 shares with a market value of $1,000,000; (iii) a bid price of$1.00; (iv) two market makers; and (v) 300 round-lot shareholders.

     If, after a business combination and qualification of its securities for trading, Hardwood does not meet the qualifications for listing on the Nasdaq Capital Market, Hardwood may apply for quotation of its securities on the OTC Bulletin Board.

     In order to have its securities quoted on the OTC Bulletin Board a company must (i) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (ii) have at least one market maker who completes and files a Form 211 with Regulation, Inc.

     The OTC Bulletin Board is a dealer-driven quotation service. Unlike the Nasdaq Stock Market, companies cannot directly apply to be quoted on the OTC Bulletin Board, only market makers can initiate quotes, and quoted companies do not have to meet any quantitative financial requirements.
Any equity security of a reporting company not listed on the Nasdaq Stock Market or on a national securities exchange is eligible.

     In certain cases Hardwood may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc.

     In general there is greatest liquidity for traded securities on the Nasdaq Capital Market, less on the OTC Bulletin Board, and least through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of Hardwood will be traded following a business combination and qualification of its securities for trading.

     The National Securities Market Improvement Act of 1996 limited the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Exchange Act. Upon effectiveness of this registration statement, Hardwood will be required to, and will, file reports under Section 13 of the Exchange Act. As a result, sales of Hardwood's common stock in the secondary market by the holders thereof may then be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker) without qualification under state securities acts. The resale of such shares may be subject to the holding period and other requirements of Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission.

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Transfer Agent

     It is anticipated that StockTrans, Inc., Ardmore, Pennsylvania will act as transfer agent for the common stock of Hardwood.

Additional Information

      This registration statement and all other filings of Hardwood when made with the Securities and Exchange Commission may be viewed and downloaded at the Securities and Exchange Commission's website at www.sec.gov. Hardwood will be subject to the reporting requirements of the Securities Act of 1934 automatically 60 days after filing of this registration statement.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Hardwood's certificate of incorporation contains such a provision.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


ITEM 13.    FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

    Hardwood is a smaller reporting company in accordance with Regulation
S-X.


27
______________________________________________________________________

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

     Hardwood has not changed accountants since its formation and there are no disagreements with the findings of its accountants.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS.

       Set forth below are the audited financial statements for Hardwood for the period ended December 31, 2011. The following financial statements are attached to this report and filed as a part thereof.

28
______________________________________________________________________

                      FINANCIAL STATEMENTS FOR
                     Period from December 13, 2011
                    (Inception) to December 31, 2011
29

______________________________________________________________________

                              FINANCIAL STATEMENTS


Report of Independent Registered Public Accounting Firm         F-1

Balance Sheet as of December 31, 2011                           F-2

Statement of Operations for the Period from
December 13, 2011 (Inception) to December 31, 2011              F-3

Statement of Changes in Stockholders' Equity for the
Period from December 13, 2011 (Inception) to
December 31, 2011                                               F-4


Statement of Cash Flows for the Period from
December 13, 2011 (Inception) to December 31, 2011              F-5

Notes to Financial Statements  				      F6-F9

______________________________________________________________________



        REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Hardwood Acquisition Corporation (A Development Stage Company)


We have audited the accompanying balance sheet of Hardwood Acquisition Corporation (the "Company") as of December 31, 2011, and the related statements of operations, stockholders' equity and cash flows for the period from December 13, 2011 (Inception) through December 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with standards of the Public
Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.
Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis,evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2011 and the results of its operations and its cash flows for the period from December 13, 2011 (Inception) through December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has a loss from operations and an accumulated deficit of $750 from December 13, 2011 (Inception) through December 31, 2011. As discussed in Note 2 to the financial statements, the Company is in the development stage and a significant amount of additional capital will be necessary to advance operations to the point at which the Company is profitable. These conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 2, which includes the raising of additional equity financing. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP
Newport Beach, CA
January 27, 2012

______________________________________________________________________

                      HARDWOOD ACQUISITION CORPORATION
                       (A DEVELOPMENT STAGE COMPANY)
                              BALANCE SHEET


                      ASSETS
                                                    December 31,
                                                      2011
                                                 -----------------

  Current Assets
    Cash                                         $         2,000
                                                 -----------------
                    Total Assets                 $         2,000
                                                 =================

                 STOCKHOLDERS' EQUITY

  Preferred Stock, $0.0001 par value,
    20,000,000 shares authorized; none
    are issued and outstanding                   $           -

  Common Stock, $0.0001 par value,100,000,000
    shares authorized; 20,000,000 shares issued
    and outstanding                                        2,000

  Additional paid-in capital                                 750

  Deficit accumulated during the
    development stage                                       (750)
                                                 -----------------

             Total Stockholders' Equity          $         2,000
                                                 =================


             See accompanying notes to financial statements

______________________________________________________________________

                      HARDWOOD ACQUISITION CORPORATION
                       (A DEVELOPMENT STAGE COMPANY)
                         STATEMENT OF OPERATIONS


                                                  For the period from
                                                  December 13, 2011
                                                    (Inception) to
                                                   December 31, 2011
                                                  -----------------

    Operating expenses                           $           750
                                                  -----------------

    Net loss                                     $          (750)
                                                 =================

    Loss per share - basic and diluted           $         (0.00)
                                                 -----------------

    Weighted average shares-basic and diluted          20,000,000
                                                 -----------------







               See accompanying notes to financial statements

______________________________________________________________________

                      HARDWOOD ACQUISITION CORPORATION
                       (A DEVELOPMENT STAGE COMPANY)
               STATEMENT OF CHANGES IN STOCKERHOLDERS' EQUITY


							     Deficit
							     Accumulated
                            Common Stock         Additional  During the    Total
                         ---------------------   Paid-In     Development   Stockholders'
                         Shares       Amount     Capital     Stage         Equity
                         ---------    --------   ---------   -----------   -----------

Balance, December 13,
   2011 (Inception)             -     $    -     $    -      $    -        $     -

Common stock issued      20,000,000     2,000         -           -           2,000

Additional paid-in
  capital                       -           -         750         -             750

Net loss                        -           -         -          (750)         (750)
                         ----------    --------   --------   -----------   ---------

Balance,
   December 31, 2011     20,000,000   $ 2,000     $   750    $   (750)      $ 2,000
                         ==========    ======     ========   ==========     =======





                See accompanying notes to financial statements

______________________________________________________________________

                      HARDWOOD ACQUISITION CORPORATION
                       (A DEVELOPMENT STAGE COMPANY)
                         STATEMENT OF CASH FLOWS



                                                 For the period from
                                                  December 13, 2011
                                                    (Inception) to
                                                   December 31, 2011
                                                  -----------------

OPERATING ACTIVITIES

   Net loss                                       $        (750)
                                                  --------------
         Cash used in operating activities                 (750)
                                                  --------------
FINANCING ACTIVITIES

   Proceeds from issuance of common stock                 2,000

   Proceeds from stockholders' additional
     paid-in capital                                        750
                                                 --------------
        Cash provided by
        financing activities                              2,750
                                                 --------------
   Net increase in cash                                   2,000

   Cash, beginning of period                                  -
                                                 --------------
   Cash, end of period                           $        2,000
                                                 ==============


              See accompanying notes to financial statements

______________________________________________________________________

                  Hardwood Acquisition Corporation
                   (A Development Stage Company)
                   Notes to Financial Statements


NOTE 1   NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT POLICIES

NATURE OF OPERATIONS

Hardwood Acquisition Corporation ("Hardwood" or "the Company") was incorporated on December 13, 2011 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Hardwood has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders and filing this registration statement. Hardwood will attempt to locate and negotiate with a business entity for the combination of that target company with Hardwood. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or
Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that Hardwood will be successful in locating or negotiating with any target company. Hardwood has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934. The Company selected December 31 as its fiscal year end.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. Such financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

______________________________________________________________________

                  Hardwood Acquisition Corporation
                   (A Development Stage Company)
                   Notes to Financial Statements

NOTE 1   NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT POLICIES
         (CONTINUED)

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of December 31, 2011, there were no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

FASB ASC 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

     Level 1: defined as observable inputs such as quoted prices in active markets;

     Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

     Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

	      The carrying amount of the financial asset approximates its fair value because of the short maturity of the instrument.

NOTE 2 - GOING CONCERN

The Company is in the development stage and has incurred a net loss and an accumulated deficit of $750 since inception of the Company on December 13, 2011. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and /or obtain additional financing from its stockholders and/or other third parties.

______________________________________________________________________

                  Hardwood Acquisition Corporation
                   (A Development Stage Company)
                   Notes to Financial Statements

NOTE 2 - GOING CONCERN (CONTINUED)

These financial statements have been prepared on a going concern basis, which implies the Company will continue to meet its obligations and continue its operations for the next fiscal year. The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, successfully locating and negotiating with a business entity for the combination of that target company with the Company.

Tiber Creek Corporation, a company affiliated with management, will pay all expenses incurred by the Company until a business combination is effected, without repayment. There is no assurance that the Company will ever be profitable. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

In December 2010, the Financial Accounting Standards Board ("FASB") issued ASU 2010-29, Disclosure of Supplementary Pro Forma Information for Business Combinations. This proposed ASU reflects the consensus-for-exposure in EITF Issue No. 10-G, "Disclosure of Supplementary Pro Forma Information for Business Combinations." The Amendments in this proposed ASU specify that if a public entity presents comparative financial statements, the entity would disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. This ASU would also expand the supplemental pro forma disclosures under Codification Topic 805, Business Combinations, to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination. This proposed ASU would be effective prospectively for business combinations that are consummated on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption would be permitted. The adoption of this ASU did not have a material impact to our financial statements. The new disclosures and clarifications of existing disclosures are effective now, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The adoption of this guidance did not have a material impact on the Company's financial statements and related disclosures.

______________________________________________________________________

                  Hardwood Acquisition Corporation
                   (A Development Stage Company)
                   Notes to Financial Statements


NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In May 2011, the FASB issued guidance to amend the accounting and disclosure requirements on fair value measurements. The new guidance limits the highest-and-best-use measure to nonfinancial assets, permits certain financial assets and liabilities with offsetting positions in market or counterparty credit risks to be measured at a net basis, and provides guidance on the applicability of premiums and discounts. Additionally, the new guidance expands the disclosures on Level 3 inputs by requiring quantitative disclosure of the unobservable inputs and assumptions, as well as description of the valuation processes and the sensitivity of the fair value to changes in unobservable inputs. The new guidance will be effective beginning January 1, 2012. Other than requiring additional disclosures, the Company does not anticipate material impacts on its financial statements upon adoption.

NOTE 4 - RELATED PARTY TRANSACTIONS

On December 29, 2011, the Company issued 20,000,000 common shares to two directors and officers for $2,000 in cash.

NOTE 5   SUBSEQUENT EVENTS

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through January 27, 2012, the date the financial statements were available to be issued.

______________________________________________________________________





                     INDEX TO EXHIBITS


EXHIBIT NUMBER      DESCRIPTION

3.1                 Certificate of Incorporation of Hardwood
                            Acquisition Corporation

3.2                 By-Laws of Hardwood Acquisition Corporation

3.3                 Specimen stock certificate of Hardwood
                            Acquisition Corporation

______________________________________________________________________


                                  SIGNATURES


    In accordance with Section 12 of the Securities Exchange Act of 1934, the Registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.


                                  HARDWOOD ACQUISITION CORPORATION


                                  By: /s/  James Cassidy, President



      Date: January 27, 2012